SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2011

DOVER CORPORATION
(Exact Name of Registrant as Specified in Charter)

State of Delaware (State or Other Jurisdiction of Incorporation)	1-4018 (Commission File Number)	53-0257888 (I.R.S. Employer Identification No.)

3005 Highland Parkway, Suite 200, Downers Grove, Illinois (Address of Principal Executive Offices)	60515 (Zip Code)
(630) 541-1540
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
As previously disclosed, Dover Corporation, a Delaware corporation (the “Company”), signed a definitive agreement in December 2010 to acquire the Sound Solutions business of NXP Semiconductors N.V. The Company has announced its expectation that the transaction would close around the end of the first quarter or early in the second quarter of 2011, subject to customary regulatory approvals and the satisfaction of other normal customary closing conditions. A non-US antitrust regulatory agency has requested additional briefings in connection with its review of the transaction. As a result, the Company currently anticipates a closing no earlier than mid-second quarter of 2011, subject to satisfaction of customary closing conditions, including regulatory approvals.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2011	DOVER CORPORATION (Registrant)
	By:	/s/ Joseph W. Schmidt
Joseph W. Schmidt, Vice President,
General Counsel & Secretary